UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2024

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1 Water Street
Camden, NJ 08102-1658
(Address of principal executive offices, including zip code)
(856) 955-4001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) & (c)     On July 31, 2024, reflecting ongoing executive development and succession planning activities undertaken by the Board of Directors and management of the Company (the “Board”), the Board has elected and designated, effective as of August 1, 2024: (i) John C. Griffith, 58, currently the Company’s Executive Vice President and Chief Financial Officer, to serve as the Company’s President; and (ii) David Bowler, 46, currently the Company’s Senior Vice President, Deputy Chief Financial Officer and Treasurer, to serve as the Company’s Executive Vice President and Chief Financial Officer, and its principal financial officer. As of August 1, 2024, M. Susan Hardwick’s officer title will change from President and Chief Executive Officer, to Chief Executive Officer, and she will remain the Company’s principal executive officer and a member of the Board. Mr. Griffith will continue to report to Ms. Hardwick and will lead the day-to-day operations of the Company. In addition, Cheryl Norton, the Company’s Executive Vice President and Chief Operating Officer, will remain in her current role, and, as of August 1, 2024, will oversee the Company’s business development function.
Other than as described in this Current Report on Form 8-K, there are no arrangements or understandings between either Mr. Griffith or Mr. Bowler, on the one hand, and any other person, on the other hand, pursuant to which he was designated to serve in his new role. Neither Mr. Griffith nor Mr. Bowler has any family relationship with any director or other executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer, and neither has any direct or indirect material interest in any transaction in which the Company is or is to be a participant and which would require reporting under Item 404(a) of Regulation S-K.
(e)     In connection with the leadership changes discussed above, on July 30, 2024, the Executive Development and Compensation Committee (the “ED&CC”) of the Board approved, for Messrs. Griffith and Bowler, and Ms. Norton, effective as of August 1, 2024, the following as to their 2024 annual base salary, 2024 annual performance plan (“APP”) target award percentages of annual base salary, and 2024 long-term performance plan (“LTPP”) target award percentages of annual base salary, and approved the following additional grants of 2024 LTPP awards to reflect appropriately those compensation updates:

Executive Name	2024 Annual Base Salary	2024 APP Target Award Percentage (prorated as of August 1, 2024)	2024 LTPP Target Award Percentage	Approx. Fair Value of Additional 2024 LTPP Award (prorated as of August 1, 2024)
John C. Griffith	$950,000	100%	340%	$530,734
David Bowler	$550,000	80%	160%	$195,719
Cheryl Norton	$710,000	90%	245%	$146,260
These compensation updates were reviewed and approved by the ED&CC based on benchmarking data and other information provided by its independent compensation consultant, to reflect Messrs. Griffith’s and Bowler’s changed roles, and Ms. Norton’s additional duties and responsibilities, and appropriate employment offer letters were approved by the Board on July 31, 2024, effective as of August 1, 2024. The LTPP grants for Mr. Bowler and Ms. Norton will include the Company’s standard post-retirement vesting provisions applicable to persons serving in the position of the chief financial officer and chief operating officer, respectively, and will be included in Mr. Griffith’s LTPP grants in his position as president. All executives remain eligible to participate in the Company’s Executive Severance Policy, its Change of Control Severance Policy, and its employee nonqualified deferred compensation plan, as well as other benefit plans and arrangements generally available to other executives of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated:	July 31, 2024	By:	/s/ STACY A. MITCHELL
Stacy A. Mitchell
Executive Vice President and General Counsel
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